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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                DRIL-QUIP, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                Dril-Quip, Inc.
                            13550 Hempstead Highway
[DRIL-QUIP LOGO]             Houston, Texas 77040                March 29, 1999

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders to be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas on May 13, 1999 at 2:00 p.m. For those of you who cannot be present at this annual meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

  This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

  It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided.

  On behalf of the Board of Directors, thank you for your continued support.

                                          /s/ Larry E. Reimert
                                          Larry E. Reimert
                                          Co-Chairman of the Board

                                          /s/ Gary D. Smith
                                          Gary D. Smith
                                          Co-Chairman of the Board

                                          /s/ J. Mike Walker
                                          J. Mike Walker
                                          Co-Chairman of the Board

                                DRIL-QUIP, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 13, 1999

To the Stockholders of
Dril-Quip, Inc.:

  The annual meeting of stockholders of Dril-Quip, Inc. (the "Company") will be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas, on Thursday, May 13, 1999 at 2:00 p.m., Houston time, for the following purposes:

  1. To elect two directors to serve for a three-year term.

  2. To approve the appointment of Ernst & Young LLP as independent public accountants of the Company for 1999.

  3. To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

  The Board of Directors has fixed March 29, 1999 as the record date for determining stockholders of the Company entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

  You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                          By Order of the Board of Directors

                                          /s/ Gary D. Smith
                                          Gary D. Smith
                                          Co-Chairman of the Board and
                                          Secretary

March 29, 1999
13550 Hempstead Highway
Houston, Texas 77040

                                Dril-Quip, Inc.
                            13550 Hempstead Highway
                             Houston, Texas 77040

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Dril-Quip, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.01 per share ("Common Stock"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders is April 1, 1999. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

  All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Ernst & Young LLP as the Company's independent public accountants, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary at the Company's executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person. The executive offices of the Company are located at 13550 Hempstead Highway, Houston, Texas 77040. For a period of ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Company's executive offices.

                       RECORD DATE AND VOTING SECURITIES

  As of the close of business on March 29, 1999, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding and entitled to vote 17,245,000 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

  The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Proxies indicating stockholder abstentions and shares represented by "broker nonvotes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the shares of Common Stock of the Company beneficially owned directly or indirectly as of March 15, 1998 by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors and executive officers and
(iii) all executive officers and directors as a group.

                                                                 Amount of
                                                                Beneficial
                                                                 Ownership
                                                            -------------------
                                                            Number of  Percent
      Name of Beneficial Owner(1)                             Shares   of Stock
      ---------------------------                           ---------- --------
      Larry E. Reimert(2)(3)...............................  3,459,437   20.0%
      Gary D. Smith(3)(4)..................................  3,459,537   20.0%
      J. Mike Walker(3)(5).................................  3,459,537   20.0%
      Gary W. Loveless(6)..................................  1,108,400    6.4%
      James M. Alexander...................................    100,000      *
      Jerry M. Brooks(7)...................................      3,750      *
      All directors and executive officers as a group (6
       persons)............................................ 11,590,661   67.1%

--------
*  Less than 1%.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The address of each such person is 13550 Hempstead Highway, Houston, Texas 77040.
(2) Includes 10,937 shares of Common Stock subject to exercisable options and 3,448,045 shares of Common Stock held by Reimert Family Partners, Ltd., a limited partnership of which Mr. Reimert is the Managing General Partner, and with respect to which he exercises voting and investment power. Does not include 12,000 shares of Common Stock owned by Mr. Reimert's spouse or the shares of Common Stock shown above as beneficially owned by Mr. Smith and Mr. Walker, as to which Mr. Reimert disclaims beneficial ownership.
(3) Mr. Reimert, Mr. Smith and Mr. Walker have entered into a stockholders agreement wherein each party has agreed to vote shares of Common Stock held by such party for election of one nominee to the Board of Directors proposed by each of (i) Larry E. Reimert and Reimert Family Partners, Ltd., (ii) Gary D. Smith and Four Smith's Company, Ltd. and (iii) J. Mike Walker. The parties to the stockholders agreement may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(4) Includes 10,937 shares of Common Stock subject to exercisable options and 3,448,045 shares of Common Stock held by Four Smith's Company, Ltd., a limited partnership of which Mr. Smith and his wife, Gloria Jean Smith, are the Managing General Partners, and with respect to which they exercise voting and investment power. Mrs. Smith may also be deemed to be the beneficial owner of such shares. Does not include the shares of Common Stock shown above as beneficially owned by Mr. Reimert and Mr. Walker, as to which Mr. Smith disclaims beneficial ownership.
(5) Includes 10,937 shares of Common Stock subject to exercisable options. Does not include the shares of Common Stock shown above as beneficially owned by Mr. Reimert and Mr. Smith, as to which Mr. Walker disclaims beneficial ownership.
(6) Includes 1,108,148 shares of Common Stock held by Loveless Enterprises, Ltd., a limited partnership of which Loveless Interests, L.L.C. is the Managing General Partner. Mr. Loveless is the sole manager of Loveless Interests, L.L.C., and exercises voting and investment power with respect to such shares.
(7) Consists entirely of shares of Common Stock subject to exercisable options.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office, ending in 2001, 1999 and 2000, respectively. The term for each class expires on the date of the third annual stockholders' meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

  At the Annual Meeting, two Class II directors are to be elected to serve a three-year term expiring on the date of the annual meeting of stockholders to be held in 2002 (or until their successors are duly elected and qualified). In accordance with the Company's Bylaws, the affirmative vote of a plurality of the votes cast by holders of Common Stock entitled to vote in the election of directors at the Annual Meeting is required for the election of the nominee as director. Accordingly, although abstentions and broker nonvotes are considered shares present at the meeting for the purpose of determining a quorum, they will have no effect on the election of directors. The Board of Directors has nominated Messrs. J. Mike Walker and Gary W. Loveless to serve as the Class II Directors. Messrs. Walker and Loveless are currently directors of the Company.

  The Board of Directors has no reason to believe that the nominees for election as directors will not be candidates or will be unable to serve, but if for any reason either nominee is unavailable as a candidate or unable to serve when the election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of a substitute nominee selected by the Board of Directors. Management is currently unaware of any circumstances likely to render either nominee unavailable for election or unable to serve.

  The Board of Directors recommends that you vote FOR the election of the nominees listed below. Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

  The following sets forth information concerning each nominee for election as director at the Annual Meeting, including such nominee's age as of March 15, 1999, position with the Company, if any, and business experience during the past five years.

  J. Mike Walker, age 55, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for manufacturing, purchasing and facilities. He has been the Director--Manufacturing, Purchasing and Facilities, as well as a member of the Board of Directors, since the Company's inception in 1981. Prior to that, he served as the Director of Engineering, Manager of Engineering and Manager of Research and Development with Vetco Offshore, Inc. Mr. Walker holds a BSME degree from Texas A&M University, a MSME degree from the University of Texas at Austin and a Ph.D. in mechanical engineering from Texas A&M University. Mr. Walker's current term as a director of the Company expires at the 1999 annual meeting.

  Gary W. Loveless, age 56, has been a director since the Company's inception in 1981, and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. From 1986 to 1997, he held various positions with Great Western Resources Corporation, most recently as Chief Executive Officer and Director. In 1997, Great Western Resources Corporation was purchased by Forcenegy Inc., and Mr. Loveless served as Vice President/Onshore Exploration and Production of Forcenegy Inc. until October 1997. Mr. Loveless served as President of Casey Kay Company, an oil and gas exploration and production company, until December 1998. In December 1998, he became Chairman and Chief Executive Officer of Square Mile Energy, L.L.C., an oil and gas exploration and production company. He holds a BSME from Texas A&M University and an MSME from the University of Texas at Austin. Mr. Loveless's current term as a director of the Company expires at the 1999 annual meeting.

Information Concerning Class III and Class I Directors

  The following sets forth information concerning the Class III and Class I directors of the Company whose present terms of office will expire at the 2000 and 2001 annual meetings of stockholders, respectively, including each director's age as of March 15, 1998, position with the Company, if any, and business experience during the past five years.

 Class III

  Larry E. Reimert, age 51, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for engineering, product development and finance. He has been the Director--Engineering, Product Development and Finance, as well as a member of the Board of Directors, since the Company's inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including Vice President of Technical Operations, Vice President of Engineering and Manager of Engineering. Mr. Reimert holds a BSME degree from the University of Houston and a MBA degree from Pepperdine University. Mr. Reimert's current term as a director of the Company expires in 2000.

  Gary D. Smith, age 56, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for sales, service, training and administration. He has been the Director--Sales, Service, Training and Administration, as well as a member of the Board of Directors, since the Company's inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including General Manager and Vice President of Sales and Services. Mr. Smith's current term as a director of the Company expires in 2000.

 Class I

  James M. Alexander, age 47, has been a Class I director of the Company since completion of its initial public offering in October 1997, and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. Since December 1996, he has served as the Vice President, Chief Financial Officer and Secretary of Spinnaker Exploration Company, L.L.C. From November 1995 to December 1996, Mr. Alexander was President of Alexander Consulting, Inc. He was the Senior Vice President and Chief Financial Officer of Enron Global Power & Pipelines L.L.C. from November 1994 to June 1995, and served as its President from June until November 1995. Prior to that, Mr. Alexander was President of Alexander Corporate Financial Consulting, Inc. from June 1992 to November 1994. Mr. Alexander holds a BA from Yale College and an MBA from Harvard University.

Board of Directors and Committees of the Board

  The Board of Directors has established an Audit Committee and a Compensation Committee as standing committees of the Board of Directors. The Board does not have a standing nominating committee or other committee performing a similar function. The members of the Audit Committee and the Compensation Committee of the Board of Directors indicated in the above summaries are not employees of the Company. The Audit Committee of the Board recommends the appointment of independent public accountants to conduct audits of the Company's financial statements and reviews with the independent accountants the plan and results of the auditing engagement. The Audit Committee also reviews the scope and results of procedures for internal auditing of the Company and the adequacy of the Company's system of internal accounting controls. The Compensation Committee approves, or in some cases may recommend to the Board, remuneration arrangements and compensation plans involving the Company's directors and executive officers, including any revisions to the employment agreements of the Co-Chairmen of the Board. The Compensation Committee also acts on the granting of stock options to executive officers under the Company's 1997 Incentive Plan (the "Incentive Plan") (except for formula grants pursuant to the employment agreements of the Co-Chairmen of the Board) and with respect to certain matters arising under each of the Co-Chairmen of the Board's employment agreements.

  During 1998, the Board of Directors held four meetings. The members of the Audit Committee met two times and the Compensation Committee met two times. During 1998, all directors attended at least 75% of the meetings of the Board of Directors and the Committees thereof of which they were members.

Director Compensation

  Each director who is not an employee of the Company receives an annual fee of $35,000, plus a fee of $1,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting). All directors are reimbursed for their out-of-pocket expenses and other expenses incurred in attending meetings of the Board or committees thereof and for other expenses incurred in their capacity as directors.

Compliance with Section 16(a) of the Exchange Act

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1998 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

Executive Compensation

  Summary Compensation Table. The following table sets forth information regarding the compensation of each of the Company's three Co-Chairmen of the Board and the other executive officer of the Company (together with the Co-Chairmen, the "named officers") for services rendered in all capacities during 1996, 1997 and 1998.

                          Summary Compensation Table

                                                   Long-Term
                                                  Compensation
                                                     Awards
                                                  ------------
                                     Annual
                                 Compensation(1)   Securities
                                -----------------  Underlying
    Name and Principal                            Options/SARs    All Other
         Position          Year  Salary   Bonus     (shares)   Compensation(2)
    ------------------     ---- -------- -------- ------------ ---------------
Larry E. Reimert.......... 1998 $354,808 $277,000    56,782       $  3,200
  Co-Chairman of the Board 1997  426,923  250,000    43,750          3,000
   and Co-Chief Executive  1996  413,462  200,000      --            3,000
    Officer

Gary D. Smith............. 1998 $354,808 $277,000    56,782       $  3,200
  Co-Chairman of the Board 1997  426,923  250,000    43,750        143,817
   and Co-Chief Executive  1996  413,462  200,000      --            3,000
    Officer

J. Mike Walker............ 1998 $354,808 $277,000    56,782       $  3,200
  Co-Chairman of the Board 1997  426,923  250,000    43,750        178,313
   and Co-Chief Executive  1996  413,462  200,000      --            3,000
    Officer

Jerry M. Brooks........... 1998 $122,808 $ 20,000     5,000       $  2,456
  Chief Financial Officer  1997  116,808   20,000    15,000          4,670
                           1996  107,566   15,000      --            2,151

--------
(1) Excludes perquisites and other benefits because the aggregate amounts thereof do not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any named officer.
(2) Amounts shown under All Other Compensation include (i) amounts contributed or accrued under the Company's 401(k) Plan and (ii) for 1997, amounts paid in lieu of accumulated vacation ($140,817 for Mr. Smith; $175,313 for Mr. Walker; and $2,288 for Mr. Brooks).

  Option Grants. The following table sets forth certain information on grants of stock options during 1998 to the named officers reflected in the Summary Compensation Table.

                         Stock Options Granted in 1998

                                        Individual Grants
                         -----------------------------------------------
                                                                             Potential
                                                                         Realizable Value
                                                                         at Assumed Annual
                            Number of    Percent of                       Rates of Stock
                           Securities      Total                               Price
                           Underlying     Options   Exercise             Appreciation for
                         Options Granted Granted to   Price               Option Term(3)
                             in 1998     Employees    (per    Expiration -----------------
                           (shares)(1)    in 1998   share)(2)    Date     5%($)   10%($)
                         --------------- ---------- --------- ---------- ------- ---------
Larry E. Reimert........     56,782         21.7%    $19.81    10/27/08  707,502 1,792,950
Gary D. Smith...........     56,782         21.7      19.81    10/27/08  707,502 1,792,950
J. Mike Walker..........     56,782         21.7      19.81    10/27/08  707,502 1,792,950
Jerry M. Brooks.........      5,000          1.9      19.81    10/27/08   62,300   157,880

--------
(1) All the above options were granted pursuant to the Company's Incentive Plan on October 28, 1999 and all the above options become exercisable in 25% increments on each of the first, second, third and fourth anniversaries of the date of grant.
(2) The exercise price of the options granted is equal to the mean between the highest and lowest sale price per share of Common Stock on the New York Stock Exchange ("NYSE") on the date of grant.
(3) The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over 10 years, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock.

  Option Exercises and 1998 Year-End Option Values. The following table sets forth certain information with respect to unexercised options to purchase Common Stock granted in 1998 to the named officers and held by them at December 31, 1998. None of the named officers exercised options in 1998.

                          Year-End 1998 Option Values

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                                  Options Held at       In-the-Money Options at
                                 December 31, 1998       December 31, 1998(1)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
Larry E. Reimert............   10,937       89,595          --          --
Gary D. Smith...............   10,937       89,595          --           --
J. Mike Walker..............   10,937       89,595          --           --
Jerry M. Brooks.............    3,750       16,250          --           --

--------
(1) The excess, if any, of the closing price on the NYSE of Common Stock at December 31, 1998 ($17.75) over the option exercise price.

Employment Agreements

  The Company has entered into employment agreements with each of Messrs. Reimert, Smith and Walker. The following summary of these agreements does not purport to be complete and is qualified by reference to them. Each of these agreements provides for an annual base salary, as well as an annual performance bonus for each 12-month period ending on September 30 (commencing with the 12-month period ending September 30, 1998) equal to up to 120% of the executive's annual base salary, with the precise amount of the bonus determined based on specific Company performance goals. The performance goals, which are equally weighted, are based on (i) the Company's annual earnings before interest and taxes ("EBIT") measured against the

Company's annual budget or plan, and (ii) the Company's annual return on capital (defined as EBIT divided by total assets less current liabilities) compared to a peer group of companies. In addition, each agreement provides that the employee will receive an annual grant of a number of options under the Company's Incentive Plan equal to the employee's base salary multiplied by three and divided by the market price of the Common Stock on the grant date. Each agreement provides that the employee's compensation, including his annual base salary, annual performance bonus and annual grant of options, shall be reviewed at least annually by the Compensation Committee and shall be subject to increase at any time and from time to time on a basis determined by the Compensation Committee, in the exercise of its sole discretion. Each agreement also entitles the employee to participate in all of the Company's incentive, savings, retirement and welfare benefit plans in which other executive officers of the Company participate.

  Each of the employment agreements has an initial five-year term ending on October 27, 2002, provided that at the end of the second year of such initial term (October 27, 1999) and on every anniversary thereafter, the term will be automatically extended for one year, such that the remaining term of the agreement shall never be less than three years. Each agreement is subject to the right of the Company and the employee to terminate the employee's employment at any time. Each agreement provides that, upon termination of employment because of death or disability, or if employment is terminated by the Company for any reason (except under certain limited circumstances defined as "for cause" in the agreement), or if employment is terminated by the employee subsequent to a change of control (as defined) or with good reason (as defined), the employee will generally be entitled to (i) a lump sum cash payment equal to the employee's base salary through the date of termination, together with any deferred compensation previously awarded and any accrued vacation time, (ii) a lump sum cash payment equal to the annual base salary that would have been paid to the employee beginning on the date of termination and ending on the latest possible date of termination of the employment in accordance with the agreement, (iii) a lump sum cash payment equal to the annual bonus calculated in accordance with the agreement for the remaining employment period (assuming for such purpose that the annual bonus payable for each applicable period during the remaining employment period would equal the highest annual bonus paid during the last three years prior to the date of termination), (iv) immediate vesting of any stock options or restricted stock previously granted to such employee and outstanding as of the time immediately prior to the date of his termination, or a cash payment in lieu thereof, and
(v) continued participation in medical, dental and life insurance coverage until the employee receives equivalent coverage and benefits under other plans of a subsequent employer or the later of the death of the employee, the death of the employee's spouse and the youngest child of the employee reaching age
21. The Company will also pay the employee any such amount as may be necessary to hold the employee harmless from the consequences of any resulting excise or other similar purpose tax relating to "parachute payments" under the Internal Revenue Code of 1986, as amended.

  Each agreement also provides that, during the term of the agreement and after termination thereof, the employee shall not divulge any of the Company's confidential information, knowledge or data. In addition, each agreement requires the employee to disclose and assign to the Company any and all conceptions and ideas for inventions, improvements and valuable discoveries made by the employee which pertain primarily to the material business activities of the Company. Each agreement also provides that, in the event that the agreement is terminated for cause or the employee voluntarily resigns (other than following a change of control or for good reason), for one year thereafter the employee will not within any country with respect to which he has devoted substantial attention to the material business interests of the Company, (i) accept employment or render services to a competitor of the Company or (ii) enter into or take part in business that would be competitive with the Company.

Certain Transactions

 Registration Rights Agreement

  The Company has entered into a registration rights agreement among the Company and Messrs. Reimert, Smith, Walker, Loveless, Reimert Family Partners, Ltd., Four Smith's Company, Ltd. and Loveless Enterprises, Ltd. (the "Registration Rights Agreement"). The Registration Rights Agreement provides for registration rights pursuant to which, upon the request of any of Messrs. Reimert, Smith and Walker (the "Requesting Holders"), the Company will file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to register the Common Stock subject to the agreement ("Registrable Securities") held by such Requesting Holders and any other stockholders who are parties to the Registration Rights Agreement and who desire to sell Registrable Securities pursuant to such registration statement, subject to a maximum of two requests by each of Messrs. Reimert, Smith and Walker or their successors and assigns. In addition, subject to certain conditions and limitations, the Registration Rights Agreement provides that Messrs. Reimert, Smith, Walker and Loveless may participate in any registration by the Company (including any registration resulting from any exercise of a demand right under the Registration Rights Agreement) of any of its equity securities in an underwritten offering. The registration rights covered by the Registration Rights Agreement generally are transferable to transferees (whether by assignment or by death of the holder) of the Registrable Securities covered thereby. The Registration Rights Agreement generally terminates when all Registrable Securities (i) have been distributed to the public pursuant to a registration statement covering such securities that has been declared effective under the Securities Act, or (ii) may be distributed to the public in accordance with the provisions of Rule 144(k) (or any similar provision then in force) under the Securities Act.

 Stockholders Agreement

  Messrs. Reimert, Smith, Walker, Reimert Family Partners, Ltd. and Four Smith's Company, Ltd. are parties to a stockholders agreement (the "Stockholders Agreement") pursuant to which each party has agreed to vote the shares of Common Stock held by such party to elect to the Company's Board of Directors one designee of Mr. Reimert and Reimert Family Partners, Ltd. (the "Reimert Stockholders"), one designee of Mr. Smith and Four Smith's Company, Ltd. (the "Smith Stockholders") and one designee of Mr. Walker. The rights under the Stockholders Agreement are transferable to any heir or legal representative of Messrs. Reimert, Smith or Walker who acquires Common Stock upon the death of such stockholder and who agrees to be bound by the provisions of such Agreement. In the event the Reimert Stockholders, collectively, the Smith Stockholders, collectively, or Mr. Walker (or their permitted transferees as described in the preceding sentence), own less than 10% of the total number of issued and outstanding shares of Common Stock of the Company, the rights and obligations of such person under the Stockholders Agreement are terminated.

Report of Compensation Committee on Executive Compensation

  The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors and executive officers, including any revisions to the employment agreements of the Co-Chairmen of the Board. The Compensation Committee acts on the granting of stock options to executive officers under the Company's Incentive Plan (except for formula grants pursuant to the employment agreements of the Co-Chairmen of the Board), and reviews annually and approves certain matters relating to each of the Co-Chairmen of the Board's employment agreements.

  There are three basic components to the compensation of the Company's executives: base pay; annual incentive compensation in the form of a cash bonus; and long-term equity-based compensation. Executive compensation for 1997 was determined by the Board of Directors as a whole. Factors taken into account in determining compensation were the executive's responsibilities, experience, leadership, potential future contributions and demonstrated individual performance. Long-term equity-based compensation was provided in the form of stock options, which are tied directly to stockholder return. Stock options align the interests of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder's return.

  Long-term equity-based compensation is provided through the 1997 Incentive Plan, the objectives of which are to (i) attract and retain key employees,
(ii) encourage a sense of proprietorship of these persons in the Company and
(iii) stimulate the active interest of these persons in the development and financial success of the Company. Awards to employees under the Incentive Plan may be made in the form of (i) stock options, (ii) rights to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified value of a number of shares of Common Stock on the date the right is exercised over a specified strike price,

(iii) grants of restricted or unrestricted Common Stock or units denominated in Common Stock, (iv) grants denominated in cash and (v) grants denominated in cash, Common Stock or units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals ("Performance Awards"). Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company's business units and may include one or more of the following: increased revenues, net income, stock price, market share, earnings per share, return on equity or assets, or decrease in costs.

  In 1998, the Company granted options to purchase an aggregate of 175,346 shares of Common stock to executive officers of the Company, including grants made to the Co-Chairmen of the Board pursuant to their employment agreements.

  The Company may periodically grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In making the decision to grant additional options, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company.

  Each of the Company's Co-Chairmen of the Board is compensated pursuant to an employment agreement which was entered into prior to the closing of the Company's initial public offering and therefore prior to the formation of the Compensation Committee. Such employment agreements were approved by the Board of Directors as a whole, at a time when the Company's Board consisted of the Co-Chairmen of the Board and Mr. Loveless. See "--Employment Agreements" for a description of such agreements. Each of the agreements includes compensation in the form of base salary, annual bonus and annual option grants. The annual bonus and option grants payable pursuant to such agreements are determined by formulas that are tied to the Company's performance and stockholder return. Under the employment agreements, for bonus years beginning in 1998, the amount of the executive's annual bonus is determined by reference to (i) the Company's performance (measured in terms of EBIT) compared to the Company's annual budget and (ii) the Company's annual return on capital compared to that of an industry peer group.

  In accordance with the employment agreements, at the beginning of 1998, the Compensation Committee approved the Company's 1998 budget and the industry peer group for the purposes of calculating the bonuses for the 1998 bonus year for the Co-Chairmen of the Board. In calculating the bonuses for the 1998 bonus year, in accordance with the employment agreements, the Compensation Committee reviewed the Company's EBIT and return on capital for the year ended December 31, 1998, as calculated by the Company's independent public accountants, and calculated the return on capital for the Company's peer group for the same period. The two performance factors were equally weighted as required by the employment agreements. In addition to an annual bonus, each such executive received an annual grant of options that is based upon a formula tied to the Company's stock price. The Compensation Committee reviews annually the amount of the base salary, annual bonus and annual option grants for each of the Co-Chairmen of the Board, and may increase (but not decrease) such amounts on a basis determined by the Compensation Committee in its sole discretion. In 1998, the Compensation Committee increased the base salary under the employment agreements to $375,000, effective October 27, 1998, based on the Company's total stockholder return relative to the peer group in 1998. In addition to their annual compensation, each of the Co-Chairmen of the Board is a significant stockholder of the Company, which provides effective long-term performance incentive tied directly to stockholder return.

                                          The Compensation Committee

                                          James M. Alexander
                                          Gary W. Loveless

Section 162(m) of the Internal Revenue Code.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executed officers. All options granted under the Company's Incentive Plan in fiscal year 1998 will qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

Performance Graph

  The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Oil and Gas Drilling and Equipment Index over the period from October 22, 1997, the date of the Company's initial public offering, to December 31, 1998. The graph assumes that $100 was invested on October 22, 1997 in the Common Stock at its initial public offering price of $24.00 per share and in each of the other two indices and the reinvestment of all dividends, if any.



                       [PERFORMANCE GRAPH APPEARS HERE]

                                                      10/22/97 12/31/97 12/31/98
                                                      -------- -------- --------
      Dril-Quip, Inc.................................   100     146.35    73.95
      S&P 500........................................   100     100.20   126.92
      S&P Oil and Gas Drilling and Equipment Index...   100      89.48    49.92

                                  PROPOSAL II

           APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the approval of the appointment of Ernst & Young LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 1999. This firm has acted as independent public accountants for the Company for many years.

  Representatives of Ernst & Young LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

  The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as the Company's independent public accountants. In accordance with the Company's Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the proposal. Accordingly, abstentions and broker nonvotes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

                                OTHER BUSINESS

  Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

                            ADDITIONAL INFORMATION

Stockholder Proposals for 2000 Meeting

  In order to be included in the Company's proxy material for its annual meeting of stockholders in 2000, eligible proposals of stockholders intended to be presented at the annual meeting must be received by the Company on or before December 3, 1999 (directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement).

Advance Notice Required for Stockholder Nominations and Proposals

  The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting to be held in 2000 if it is received by February 11, 2000. In the case of director nominations by stockholders, the Bylaws require that 90 days' advance written notice be delivered to the Company's Secretary at the Company's executive offices and set forth for each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company beneficially owned by such person and (d) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as of a director if elected. The stockholder giving the notice must also include the name and address, as they appear on the Company's books, of such stockholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such stockholder.

  In the case of other proposals by stockholders at an annual meeting, the Bylaws require that 90 days' advance written notice be delivered to the Company's Secretary at the Company's executive offices and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal,
(c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder on the date of such notice, (d) any financial interest of the stockholder in such proposal and (e) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. A copy of the Bylaws of the Company setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Annual Report

  The Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 1998, has been mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

                                          By Order of the Board of Directors

                                          /s/ Gary D. Smith
                                          Gary D. Smith
                                          Co-Chairman of the Board and
                                          Secretary

March 29, 1999

                                DRIL-QUIP, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  May 13, 1999

  The undersigned hereby appoints Larry E. Reimert and Gary D. Smith, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dril-Quip, Inc. (the "Company") to be held on Thursday, May 13, 1999, at Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas, at 2:00 p.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

  The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

1. ELECTION OF DIRECTORS, NOMINEES:
  J. Mike Walker and Gary W. Loveless

          [_] FOR[_] WITHHELD[_] FOR, except withhold for:

2. APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999

          [_] FOR[_] AGAINST[_] ABSTAIN

3. With discretionary authority as to such other matters as may properly come before the meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE AND FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                       Date:_____________________________, 1999


                                       ----------------------------------------
                                       (Signature)

                                       ----------------------------------------
                                       (Signature)
                                       Sign exactly as name appears hereon.

                                       (Joint owners should each sign. When
                                       signing as attorney, executor, officer,
                                       administrator, trustee, or guardian,
                                       please give full title as such.)

    Please sign, date and return the Proxy Card promptly, using the enclosed envelope.